Exhibit 4.2

FORM OF CERTIFICATE OF COMMON STOCK

[FORM OF FACE OF CERTIFICATE]

COASTAL CAROLINA BANCSHARES, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF SOUTH CAROLINA
COMMON STOCK, PAR VALUE $.01 PER SHARE

THIS CERTIFIES THAT                                                  is the owner of                 fully paid and nonassessable shares of Common Stock, $.01 par value, of Coastal Carolina Bancshares, Inc., transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. [This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.]

WITNESS, the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

[Countersigned and Registered:

Transfer Agent and Registrar

By:	]
Authorized Signature

Secretary	President

[FORM OF BACK OF CERTIFICATE]

COASTAL CAROLINA BANCSHARES, INC.

The Corporation will furnish without charge to each stockholder who so requests in writing a statement or summary of the designations, relative rights, preferences and limitations applicable to each class of stock which the Corporation is authorized to issue and the variations in rights, preferences and limitations for each series within a class (and the authority of the board of directors to determine variations for future series). Such request may be made to the office of the Secretary of the Corporation [or the Transfer Agent named on the face of this Certificate]. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT – as tenants by the entireties	(Cust)		(Minor)
JT TEN – as joint tenants with right of	under Uniform Gifts to Minors
survivorship and not as tenants in
common	Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                    hereby sell, assign and transfer unto [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever

By

SIGNATURE(S) GUARANTEED: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17 Ad-15.